Exhibit 99.1

VBI Vaccines Announces Initiation of Enrollment in Adaptive Phase 1/2 Study of
Prophylactic COVID-19 Vaccine Candidate, VBI-2902

-	Initial data from Phase 1 of the study expected by the end of Q2 2021, subject to rate of enrollment
-	Adaptive Phase 1/2 study supported by previously announced contribution from Strategic Innovation Fund of Canadian Government of up to CAD$56 million
-	Initiation of Phase 1/2 study of pan-coronavirus vaccine candidate, VBI-2901, anticipated later in 2021

OTTAWA, Ontario (March 9, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced the initiation of enrollment of its Phase 1/2 clinical study of VBI-2902, the Company’s monovalent enveloped virus-like particle (eVLP) COVID-19 vaccine candidate.

“We are excited to begin the clinical assessment of our eVLP approach to vaccination against coronaviruses with this first clinical study of VBI-2902,” said Jeff Baxter, President and CEO of VBI. “We are committed to bringing forward candidates that add meaningful clinical and medical benefit to those already approved – be it as a one-dose administration, more durable immune responses, and/or providing broader protection against known and emerging variants of COVID-19. We are grateful for the support of our Canadian partners at the Department of Innovation, Science and Economic Development, the National Research Council of Canada, and Resilience Biotechnologies. We look forward to sharing initial data from this study in the coming months.”

“Our Government is investing in a range of Made-in-Canada solutions to support our fight against COVID-19,” said François-Philippe Champagne, Canada’s Minister of Innovation, Science and Industry. “Today’s news is a welcome development, bringing VBI one step closer to delivering a safe and effective COVID-19 vaccine for Canadians. Through this investment, we continue to expand our toolbox to help fight this pandemic as well as future pandemics.”

Mitch Davis, President, National Research Council Canada, further commented, “The National Research Council of Canada and VBI Vaccines have a long-standing collaboration in research. Since March 2020, we have been working jointly with their research operations in Ottawa on activities for pre-clinical evaluation, optimization, and manufacturing process development of this COVID-19 vaccine candidate. We are very pleased to see this candidate reach the important milestone of human clinical trials.”

The adaptive Phase 1/2 clinical study is randomized, observer-blind, placebo-controlled, and will evaluate the safety, tolerability, and immunogenicity of VBI-2902, adjuvanted with aluminum phosphate. The Phase 1 portion of the study will evaluate a one- and two-dose regimen of a 5µg dose of VBI-2902, and is planned to enroll up to 60 healthy adults age 18-54. Contingent upon rate of enrollment, the initial data from Phase 1 of this study are expected by the end of Q2 2021. The Phase 2 portion of the study is expected to be a dose-escalation extension study, assessing one- and two-dose regimens, that will enroll an expanded adult population across three age cohorts: 18-54, 55-65, and 65+. The study will be conducted at nine clinical sites in Canada.

The execution of this adaptive Phase 1/2 study is supported by funding from the Strategic Innovation Fund of the Government of Canada. VBI’s coronavirus vaccine program is being developed at the Company’s research facilities in Ottawa, Canada, and with the National Research Council of Canada (NRC), a collaboration that was recently expanded to include additional joint research and development activities for pre-clinical evaluation, optimization of clinical candidates, and manufacturing scale-up.

About VBI’s Coronavirus Vaccine Program: VBI-2900

VBI-2900 consists of two enveloped virus-like particle (eVLP) vaccine candidates: (1) VBI-2901, a trivalent pan-coronavirus vaccine expressing the SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, and (2) VBI-2902, a monovalent COVID-19-specific vaccine expressing the SARS-CoV-2 spike protein. The vaccine program was developed in collaboration with the National Research Council (NRC) beginning in early 2020, with promising preclinical data announced August 2020 enabling the selection of the two clinical candidates. Through their Strategic Innovation Fund, the Government of Canada has awarded VBI up to CAD$56 million to support clinical development through Phase 2 studies, to be paid as retrospective reimbursement for eligible expenses incurred.

The initial Phase 1/2 study of VBI-2902 initiated in March 2021. Work remains ongoing to further optimize and manufacture VBI-2901, with a Phase 1/2 study initiation anticipated later in 2021.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illnesses of varying severity, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

1.	“Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.
2.	“Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com